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                             DISTRIBUTION AGREEMENT

                                  July 1, 1998

Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109

Dear Sirs:

      This is to confirm that, in consideration of the agreements hereinafter contained, each of the open-end investment management companies listed on Schedule A, attached hereto, together with all other open-end management investment companies subsequently established (including all series and classes of shares of such series) and made subject to this Agreement in accordance with paragraph 8.3 below (each a "Fund, collectively the "Funds"), has agreed that Funds Distributor, Inc. ("FDI"), shall be, for the period of this Agreement, the distributor of shares of the Fund.

      1. Services as Distributor

            1.1 FDI will act as agent for the distribution of shares of the Funds covered by, and in accordance with, each Fund's registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"). As used in this Agreement, the terms "Registration Statement" and "prospectus" shall mean any Registration Statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission (the "SEC") and any amendments and supplements thereto which at any time shall have been filed with the SEC.

            1.2 FDI agrees to use its best efforts to solicit orders for the sale of shares of the Fund at the public offering price, as determined in accordance with the Registration Statement and prospectus, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

            1.3 All activities by FDI as distributor of the Fund's shares shall comply with all applicable laws, rules and regulations, including, without limitation, the

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1940 Act, the 1933 Act, the Securities Exchange Act of 1934, and the rules of the National Association of Securities Dealers, Inc. (the "NASD"), the SEC, the Funds' Articles of Incorporation and By-Laws. FDI represents and warrants that it is a broker-dealer registered with the SEC and that it is registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. FDI also represents and warrants that it is a member of the NASD.

            1.4 FDI will provide one or more persons during normal business hours to respond to telephone questions concerning the Fund.

            1.5 FDI acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Fund's shares until such time as those officers deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

            1.6 FDI will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others. Any payments to dealers shall be governed by a separate agreement between FDI and such dealer and in accordance with the Fund's Registration Statement and prospectus.

      2. Duties of Each Fund

            2.1. Each Fund agrees to pay all costs and expenses in connection with the registration of its shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectus and statement of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the 1940 Act. FDI shall also be entitled to compensation for FDI's services as provided in any distribution plan adopted as to any series and class of the Fund's shares pursuant to Rule 12b-1.

            2.2 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and fees and to take any other actions that may be reasonably necessary in connection with the qualification of the Fund's shares for sale in those states that FDI may designate to the Fund and the Fund may approve.

            2.3 Each Fund shall furnish from time to time, for use in connection with the sale of the Fund's shares, such information and reports with respect to the Fund and its shares as FDI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements


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contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish FDI upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in the Fund's portfolios, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund's financial condition as FDI may reasonably request.

      3. Representations and Warranties

            The Fund represents to FDI that the Registration Statement and prospectus have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. The Fund represents and warrants to FDI that the Registration Statement and prospectus, when such become effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in the Registration Statement and prospectus will be true and correct when such becomes effective; and that neither any Registration Statement nor any prospectus when such become effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's shares. FDI may, but shall not be obligated to, propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of FDI's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from FDI to do so, FDI may, at its option, terminate this Agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to the Registration Statement or supplement to any prospectus or statement of additional information without giving FDI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to the Registration Statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

      4. Indemnification

            4.1 The Fund authorizes FDI and any dealers with whom FDI has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Fund's shares. The Fund agrees to indemnify, defend and hold FDI, its several officers and directors, and any person who controls FDI within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and


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expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which FDI, its officers and directors, or any such controlling person, may incur under the 1934 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any statement of additional information, or arising out of or based upon an omission or alleged omission to state a material fact required to be stated in the Registration Statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify FDI, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any prospectus in reliance upon information furnished by FDI, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof; and further provided that the Fund's agreement to indemnify FDI and the Fund's representations and warranties set out in paragraph 3 of this Agreement will not be deemed to cover any liability to the Fund or its shareholders to which FDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of FDI's reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify FDI, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against FDI, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph
4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by FDI. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by FDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case FDI does not approve of counsel chosen by the Fund, the Fund will reimburse FDI, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by FDI or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FDI, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to FDI's benefit,


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to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify FDI promptly of the commencement of any litigation or proceedings against the Fund or any of it officers or directors in connection with the issuance and sale of any of the Fund's shares.

            4.2 FDI agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigating or defending such claims, demands or liabilities and expenses and any reasonable counsel fees incurred in connection therewith) that the Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by FDI to the Fund and specifically for use in the Fund's Registration Statement and prospectus and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by FDI to the Fund and required to be stated in such answers or necessary to make such information not misleading. FDI's agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon FDI's being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to FDI at its principal address set forth above and sent to FDI by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. FDI shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on FDI's part, and in any other event the Fund, its officers or directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDI of any such action shall not relieve FDI from any liability that FDI may have to the Fund, its officers or directors, or to such controlling persons by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of FDI's indemnity agreement contained in this paragraph 4.2 or any Disqualifying Conduct in connection with the offering and sale of any shares of the Fund. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. FDI agrees to notify the Fund promptly of the commencement of any litigation or proceedings against FDI or any of its officers or directors in connection with the issuance and sale of any of the Fund's shares.


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      5. Effectiveness of Registration

            None of the Fund's shares shall be offered by either FDI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5 (b) (2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Fund's prospectuses, statement of additional information or articles of incorporation.

      6. Notice to FDI

            The Fund agrees to advise FDI immediately in writing:

            (a) of any request by the SEC for amendments to the Registration Statement, prospectus or statement of additional information then in effect or for additional information;

            (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prospectus then in effect or the initiation of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or prospectus then in effect or that requires the making of a change in the Registration Statement or prospectus in order to make the statements therein not misleading; and

            (d) of all actions of the SEC with respect to any amendment to the Registration Statement or prospectus which may from time to time be filed with the SEC.

      7. Term of Agreement

            This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial two year term and thereafter shall continue automatically, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors or (b) a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Fund's Board of Directors or by vote


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of the holders of a majority of the Fund's shares, or on 60 days' written notice, by FDI. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

      8. Miscellaneous

      8.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, FDI's directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FDI or FDI's affiliates may enter into distribution or other agreements with other corporations and trusts.

      8.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

      8.3 This Agreement and the Schedule forming a part hereof may be amended at any time by a writing signed by each of the parties hereto. In the event that the Directors of any additional funds indicate by vote that such funds are to be made parties to this Agreement, whether such funds were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new funds and such new funds shall thereafter become parties hereto. In the event that any of the Funds listed on Schedule A terminates its registration as a management investment company, or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such Fund and its various classes.

      8.4 This Agreement shall be governed by the internal laws of the state of New York without giving effect to principles of conflicts of laws.

      8.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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            Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                        Very truly yours,


                                        COWEN FUNDS, INC.
                                        COWEN INCOME + GROWTH FUND, INC.
                                        COWEN STANDBY RESERVE FUND, INC.
                                        COWEN STANDBY TAX-EXEMPT RESERVE
                                          FUND, INC.
                                        COWEN SERIES FUNDS, INC.

                                        By: /s/ David R. Sarns
                                            -------------------------------

                                        Name: David R. Sarns
                                              -----------------------------

                                        Title: President
                                               ----------------------------

                                        Accepted and Agreed:


                                        FUNDS DISTRIBUTOR. INC.

                                        By: /s/ Marie Connolly
                                            -------------------------------

                                        Name: Marie Connolly
                                              -----------------------------

                                        Title: Pres + CEO
                                               ----------------------------


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                                   SCHEDULE A

                              COWEN FAMILY OF FUNDS

Cowen Funds, Inc.
      Cowen Intermediate Fixed Income Fund
             Class A Shares
             Class B Shares
             Class I Shares
      Cowen Government Securities Fund
             Class A Shares
             Class B Shares
             Class I Shares
      Cowen Opportunity Fund
             Class A Shares
             Class B Shares
             Class I Shares

      Cowen Income + Growth Fund, Inc.
             Class A Shares
             Class B Shares
             Class I Shares

Cowen Standby Reserve Fund, Inc.

Cowen Standby Tax-Exempt Reserve Fund, Inc.

Cowen Series Funds, Inc.
       Cowen Large Cap Value Fund
             Class A Shares
             Class B Shares
             Class I Shares


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